UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.      )

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FCStone Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 8, 2006

Dear Stockholder:

You are invited to attend the annual meeting of stockholders of FCStone Group, Inc. to be held on Thursday, January 11, 2007, at 8:00 a.m. local time, in our offices located at 2829 Westown Parkway, Suite 100, West Des Moines, Iowa.

The business to be conducted at the meeting is described in the accompanying notice of annual meeting and proxy statement. At this year’s meeting, the agenda includes the election of four Class I directors and a proposal to ratify the selection of our independent registered public accounting firm. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of our company.

Your vote is important. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.

I appreciate your continued interest in and support of FCStone.

Very truly yours,

FCSTONE GROUP, INC.

Paul G. Anderson

Chief Executive Officer

FCSTONE GROUP, INC.

2829 Westown Parkway, Suite 100

West Des Moines, Iowa 50266

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 11, 2007

You hereby are notified that the annual meeting of stockholders of FCStone Group, Inc., a Delaware corporation, will be held on Thursday, January 11, 2007, at 8:00 a.m. local time, in our offices located at 2829 Westown Parkway, Suite 100, West Des Moines, Iowa, for the following purposes:

1.	To elect four Class I directors to hold office for a term expiring at the annual meeting of stockholders held after the end of our 2009 fiscal year and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.	To consider and act upon ratification and approval of the selection of KPMG LLP as our independent registered public accounting firm for our 2007 fiscal year; and

3.	To consider and act upon any other matters which may properly come before the annual meeting of stockholders or any adjournment thereof.

The proposals referred to above are more fully described in the accompanying proxy statement. Our board of directors has approved the proposals and recommends that you vote “FOR” the election of each nominee for director named in the accompanying proxy statement and “FOR” the ratification and approval of KPMG LLP as our independent registered public accounting firm. Before voting, you should carefully review all of the information contained in the attached proxy statement.

Our board of directors has fixed the close of business on December 8, 2006 as the record date for the determination of the holders of our common stock entitled to notice of, and to vote at, the annual meeting of stockholders or any adjournment thereof. Our board of directors solicits you to sign, date and promptly mail the proxy in the enclosed postage prepaid envelope, whether or not you intend to be present at the annual meeting of stockholders.

BY ORDER OF THE BOARD OF DIRECTORS,

Eric Parthemore

Secretary

December 8, 2006

West Des Moines, Iowa

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, TRUSTEE OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

FCSTONE GROUP, INC.

2829 Westown Parkway, Suite 100

West Des Moines, Iowa 50266

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the annual meeting.

Why am I receiving these materials?

The board of directors of FCStone Group, Inc., a Delaware corporation, is providing these materials to you in connection with our annual meeting of stockholders. This proxy statement, the accompanying form of proxy and the notice of annual meeting of stockholders were first sent to our stockholders on or about December 8, 2006. As a stockholder of our company, you are entitled and encouraged to vote on the items of business described in these proxy materials. Your vote is very important. For this reason, our board is requesting that you allow your shares to be represented at the annual meeting by the persons named as proxies on the enclosed proxy card.

What information is contained in these materials?

The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our annual report on Form 10-K for our 2006 fiscal year, which contains our audited financials statements, and a proxy card and return envelope accompanies this proxy statement.

When and where will the annual meeting be held?

The annual meeting of stockholders will be held on Thursday, January 11, 2007, at 8:00 a.m., local time, in our offices located at 2829 Westown Parkway, Suite 100, West Des Moines, Iowa. You do not have to attend the annual meeting to be able to vote.

What business will be voted on at the annual meeting?

Stockholders will consider and vote upon the following business items at the annual meeting:

•	The election of four Class I directors to hold office for a term expiring at the annual meeting of stockholders held after the end of our 2009 fiscal year and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

•	The ratification and approval of the selection of the accounting firm of KPMG LLP as our independent registered public accounting firm for our 2007 fiscal year; and

•	Any other matters that may properly come before the annual meeting.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

•	“FOR” the election of each nominee for director named in this proxy statement; and

•	“FOR” the ratification and approval of KPMG LLP as our independent registered public accounting firm.

What shares can I vote?

The only outstanding voting securities of our company are the shares of our common stock, $0.0001 par value, our Series 1 common stock, $0.0001 par value, our Series 2 common stock, $0.0001 par value, and our Series 3 common stock, $0.0001 par value. Each share of each class or series of our common stock issued and outstanding as of the close of business on the December 8, 2006 record date for the annual meeting, including each share of our Series 1, Series 2 and Series 3 common stock, is entitled to one vote on each matter submitted to a vote at the annual meeting. As of the record date, we had 4,818,273 shares of common stock issued and outstanding, of which 466,149 shares were common stock, 1,450,884 shares were Series 1 common stock, 1,450,698 shares were Series 2 common stock, and 1,450,542 shares were Series 3 common stock. The common stock and the three series of our common stock – Series 1, Series 2 and Series 3 common stock – collectively are referred to in this proxy statement simply as “shares” or “common stock.”

You may vote all shares of our common stock that our records show you held as of the record date. This includes shares held directly in your name as the stockholder of record, and shares held for you in our company benefit plans.

How do I submit my vote?

Shares held by the stockholder of record. If you are the stockholder of record of your shares, you may vote them at the annual meeting in one of two ways. You may attend the annual meeting and vote your shares in person. Alternatively, you may vote your shares by proxy. Included with these proxy materials is a proxy card for you to use. To vote by proxy, complete, date and sign the proxy card and return it promptly in the enclosed postage prepaid envelope. The persons designated as proxies were selected by our board of directors and are officers and directors of our company.

Shares held in our company benefit plans. If your shares are held for you in our company benefit plans, you will receive a voting instruction form from the plan trustee or administrator. To vote these shares, you will need to complete, date and sign the voting instruction form and return it promptly. If you provide no instructions or the plan trustee does not receive your completed voting instruction form prior to the deadline specified in such form, it is anticipated that our company, as the plan administrator, will direct the plan trustee to vote the shares credited to your account in accordance with the recommendation of our board of directors.

Can I change my proxy vote?

If you are a stockholder of record, you may change your vote or revoke your proxy any time before your vote is used at the annual meeting by:

•	submitting a valid later-dated proxy;

•	notifying our company’s general counsel and assistant corporate secretary in writing that you have revoked your proxy; or

•	completing a written ballot at the annual meeting

Attendance at the annual meeting will not in and of itself constitute a revocation of your proxy.

You may revoke your voting instructions with respect to any shares of common stock you hold in our benefit plans by delivering a valid, later-dated voting instruction form prior to the deadline specified in the voting instructions furnished by the plan trustee or administrator.

How many votes are needed to conduct business at the annual meeting?

A majority of all outstanding shares of our common stock entitled to vote at the annual meeting must be present or represented by proxy in order to meet the quorum requirement for the transaction of business at the annual meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. If a quorum should not be present, the annual meeting may be adjourned from time to time until a quorum is obtained.

What vote is required to approve the proposals at the annual meeting?

Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, by stockholders entitled to vote at the annual meeting for that purpose. This means that the four nominees receiving the highest number of votes at the annual meeting will be elected. Stockholders can withhold authority to vote for one or more nominees for director. Shares not voted, whether by specifically withholding authority to vote on your proxy card or otherwise, will have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger proportion of the total votes. No shares may be voted for more than four nominees at the annual meeting. Stockholders do not have cumulative voting rights in the election of directors.

Selection of Accounting Firm and Other Matters. Approval of the proposal to ratify and approve the selection of KPMG LLP as our independent registered public accounting firm and all other proposals that properly may come before the annual meeting requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the particular proposal. Stockholders may abstain from voting on any proposal at the meeting. If you abstain from voting on any proposal, it has the same effect as a vote against the proposal.

How are votes counted?

If you are a stockholder of record and you return a proxy card, it will be voted in accordance with your instructions. However, if you are a stockholder of record and you return a proxy card without marking one or more proposals, your proxy will be voted for those unmarked proposals in accordance with the recommendation of our board of directors (which recommendation is identified above under “How does our board of directors recommend that I vote?”).

If we do not receive voting instructions for shares held in our company benefit plans, it is anticipated that our company, as the plan administrator, will direct the plan trustee to vote those shares in accordance with the recommendation of our board of directors.

What is the effect of a broker non-vote?

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting, if such shares are otherwise properly represented at the meeting in person or by proxy. Broker non-votes are not counted for purposes of determining the number of shares entitled to vote on any proposal for which the broker or other nominee lacks discretionary authority, and therefore has the same effect as a vote against that proposal.

We are not aware of any stockholder whose shares are held for him or her by a broker. However, if you are a beneficial stockholder and your broker or other nominee holds your shares in its name, the broker or other nominee is permitted to vote your shares on the election of directors and ratification of the appointment of KPMG LLP as our independent registered public accounting firm even if you do not provide voting instructions.

Are there any other matters that will be considered at the annual meeting?

The only items of business that may be properly brought before the annual meeting are the matters set forth herein or those brought before the meeting by or at the direction of our board of directors. We are not aware of any business to be acted upon at the annual meeting other than the items described in this proxy statement. Your signed proxy, however, will entitle the persons named as proxy holders to vote in their discretion for any other matter that is properly presented at the meeting unless you specifically withhold authority to do so.

Who pays the cost of soliciting votes at the annual meeting?

This proxy solicitation is being made by our board of directors. All costs of this solicitation will be borne by our company. In addition to the use of the mails, proxies may be solicited personally or by telephone by some of the regular employees of our company. Our company may reimburse brokers, banks and other persons holding stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to their principals and obtaining their proxies. Our company requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting materials to the beneficial owners of the shares of common stock held of record by such persons.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting tabulations at the annual meeting and publish the final results in our quarterly report on Form 10-Q for the quarter ending February 28, 2007.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

ITEM 1: ELECTION OF DIRECTORS

What am I voting on?

One of the purposes of this annual meeting is to elect four directors in Class I to serve for a three-year term expiring at the annual meeting of stockholders held after the end of our 2009 fiscal year and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal.

What is the structure of our board and how often are directors elected?

Our board of directors currently consists of 12 persons. With the exception of Paul G. Anderson, each of our directors satisfies the independence requirements of the Securities and Exchange Commission or SEC, and the NASDAQ Global Market. Our certificate of incorporation divides the board into three classes of directors, with directors serving staggered terms of three years and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. The present terms of Paul G. Anderson, Kenneth Hahn, Dave Reinders and Rolland Svoboda, the four directors in Class I, expire at this annual meeting. Directors in Class II (David Andresen, Jack Friedman, Daryl Henze and Eric Parthemore) and Class III (Brent Bunte, Doug Derscheid, Bruce Krehbiel and Tom Leiting) have terms expiring at the time of the annual meeting of stockholders after the end of our 2007 fiscal year and 2008 fiscal year, respectively.

Who are this year’s nominees?

Our board of directors has designated Paul G. Anderson, Kenneth Hahn, Dave Reinders and Rolland Svoboda as the four nominees proposed for election at the annual meeting. Unless authority to vote for the nominees or a particular nominee is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of these four nominees. The following table sets forth certain information with respect to each person nominated by our board of directors for election as a Class I director at the annual meeting and each director whose term of office will continue after the annual meeting.

Name	Age	Position With our Company	Director Since
NOMINEES
Class I: Term to expire in 2007
Paul G. (Pete) Anderson	54	President, CEO, Director	2006
Kenneth Hahn	54	Director	2002
Dave Reinders	50	Director	2001
Rolland Svoboda	47	Director	2004

Name	Age	Position With our Company	Director Since

DIRECTORS CONTINUING IN OFFICE
Class II: Term to expire in 2008
David Andresen	52	Director	2005
Jack Friedman	49	Vice Chairman, Director	1996
Daryl Henze	63	Director	2006
Eric Parthemore	57	Secretary, Treasurer, Director	1996

Class III: Term to expire in 2009
Brent Bunte	50	Director	2000
Doug Derscheid	57	Director	2003
Bruce Krehbiel	53	Chairman of the Board, Director	1988
Tom Leiting	52	Director	1997

There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director.

What is the business experience of the nominees and of our continuing board members?

The business experience during the last five years of each person nominated by our board of directors for election as a Class I director at the annual meeting and each director whose term of office will continue after the annual meeting is as follows:

Paul G. (Pete) Anderson has served as a director of our company since November 9, 2006, on which date the size of the board was increased and Mr. Anderson was appointed to fill one of the resulting vacancies. He has been employed by our company since 1987 and has served as president and CEO since 1999. Prior to becoming president, Mr. Anderson was the vice president of operations. Mr. Anderson is the past president of the Kansas Cooperative Council and past founding chairman of the Arthur Capper Cooperative Center at Kansas State University. Mr. Anderson sits on the board of directors of Associated Benefits Corporation and is a member of National Council of Farmer Cooperatives, the National Feed and Grain Association and several other state associations.

David Andresen has served as a director of our company since January 6, 2005. Mr. Andresen is the general manager of 4 Seasons Cooperative and Petroleum Partners LLC in Britton, South Dakota and has served in that capacity for nine years. Mr. Andresen has served as the president of the South Dakota Managers Association, South Dakota Association of Cooperatives, Britton Area Chamber of Commerce and currently is the mayor of Britton, South Dakota.

Brent Bunte has served as a director of our company since 2000 and is the former chairman of our audit committee. Mr. Bunte is the manager of the NEW Cooperative in Fort Dodge, Iowa, and has been with NEW Cooperative for 22 years. Mr. Bunte has held directorships with First American Bank and Associated Benefits Corporation.

Doug Derscheid has served as a director of our company since 2003. Mr. Derscheid is the president and chief executive officer of the Central Valley Ag Cooperative in O’Neill, Nebraska and has been with Central Valley, and one of its predecessors, Central Farmers Cooperative, for the past 15 years. Prior to his work with Central Farmers, Mr. Derscheid was the general manager of Farmers Cooperative Elevator in Plymouth, Nebraska for seven years. Mr. Derscheid is currently chairman of the board of Cooperative Mutual Insurance Company and is the treasurer for the O’Neill Airport Authority. Mr. Derscheid previously served as a board member of the Nebraska Propane Gas Association and a Trustee for the Nebraska Managers Association.

Jack Friedman has served as a director of our company since 1996 and is our vice chairman. Mr. Friedman is the manager of Innovative Ag Services in Monticello, Iowa and has been with that firm or its predecessor company for 30 years. For the past 14 years, Mr. Friedman had served as manager of Swiss Valley Ag Center in Monticello, Iowa. Mr. Friedman has held directorships on the boards of Iowa Institute of Cooperatives, the Dyersville Planning and Zoning Board and Industrial Telecommunications Association and on the Land O’Lakes Feed Advisory Council.

Kenneth Hahn has served as a director of our company since 2002. Mr. Hahn is the general manager of Planters Cooperative in Lone Wolf, Oklahoma and has been with Planters Cooperative for a total of 32 years, 24 years as manager and eight years as assistant manager. Mr. Hahn has held director positions with the Coop Retirement Board, Oklahoma Coop Ginners Board, and Oklahoma Grain and Feed Association.

Daryl Henze has served as a director of our company since November 9, 2006, on which date the size of the board was increased and Mr. Henze was appointed to fill one of the resulting vacancies. On that date he also was appointed to serve as the chairman of our audit committee. Mr. Henze is a consultant in the area of finance and accounting. He spent 36 years with the accounting firm KPMG LLP before his retirement in 2001, including 28 years as an audit partner. Mr. Henze serves on the board of directors of Wellmark, Inc., as well as the boards of two other private companies. He is a former president of the Minnesota State Mankato Alumni Association and on the Iowa State University Accounting Advisory Board. He is the past president of the Iowa Society of Certified Public Accountants and served on the Iowa Accountancy Examining Board for nine years.

Bruce Krehbiel has served as a director of our company since 1988 and is our chairman. Mr. Krehbiel is the manager of the Kanza Cooperative in Iuka, Kansas, and has worked for the Kanza Cooperative since 1986. Mr. Krehbiel has held director positions on the boards of the Midwest Chapter of the National Society of Accountants for Cooperatives, CenKan, LLC, and Agri-Business Benefit Group.

Tom Leiting has served as a director of our company since 1997. Mr. Leiting is the manager of the River Valley Cooperative in Clarence, Iowa. He has been employed by River Valley or one of its parent companies for the past 19 years. Prior to his position with River Valley, Mr. Leiting was employed by Swiss Valley Farms Services for eight years. Mr. Leiting is currently a member of the Associated Benefits Corporation board of directors. He is an advisory committee member for Land O’Lakes.

Eric Parthemore has served as a director of our company since 1996 and is our secretary and treasurer. Mr. Parthemore is the president and chief executive officer of the Farmers Commission Company in Upper Sandusky, Ohio and has held that position since 1996. For the previous five years, he was the general manager of U.S. Commission Company. Mr. Parthemore was appointed in January 2004 to serve on the Ohio Agricultural Commodity Advisory Commission by the Secretary of Agriculture in the State of Ohio. Mr. Parthemore is a director on the Ohio AgriBusiness Association and serves as a trustee of the OABA Education Trust.

Dave Reinders has served as a director of our company since 2001. Mr. Reinders is the general manager of Sunray Co-op in Sunray, Texas and has held that position since January 2004. Prior to his service at Sunray Co-op, Mr. Reinders was general manager of United Farmers Coop in George, Iowa, for ten years. Mr. Reinders formerly was a director of the Iowa Institute of Coops, the Agribusiness Association of Iowa and Land O’Lakes.

Rolland Svoboda previously served as a director of our company from January 1999 to January 2002 and currently is serving a term as director that commenced in January 2004. Mr. Svoboda is the general manager of Pro Cooperative in Gilmore City, Iowa. He has been with Pro Cooperative since 1999. Prior to his current position, Mr. Svoboda served for five years as the general manager of Farmers Coop in Hemingford, Nebraska.

What if a nominee is unwilling or unable to serve?

Each of the nominees listed in this proxy statement has indicated his willingness to serve as a director if elected, and the board of directors has no reason to believe that any nominee will be unavailable for election. If, for some unforeseen reason, a nominee becomes unwilling or unable to serve, it is intended that shares represented by the proxies will be voted for the election of such substitute nominee as may be designated by our board of directors or its nominating and corporate governance committee, unless the authority to vote for all nominees or for the particular nominee who has ceased to be a candidate has been withheld.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote “FOR” the election of Paul G. Anderson, Kenneth Hahn, Dave Reinders and Rolland Svoboda as Class I directors.

ITEM 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?

Stockholders are being asked to ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for our 2007 fiscal year. The selection of KPMG LLP was made by the audit committee of our board of directors. KPMG LLP has served as our company’s independent auditors since 1993. In connection with the audit of our 2007 fiscal year financial statements, our company entered into an engagement agreement with KPMG LLP which sets forth the terms by which KPMG LLP will perform audit services for our company. That agreement is subject to alternative dispute resolution procedures. The ratification and approval by stockholders of the selection of KPMG LLP effectively would also be a ratification of that agreement.

What services do the independent registered public accountants provide?

Audit services provided by KPMG LLP for our 2006 fiscal year included the examination of the consolidated financial statements of our company and services related to periodic filings made with the SEC and to our registration statement for the proposed initial public offering of our common stock. These services are more fully described in this proxy statement under the captions “Audit Committee Report” and “Independent Auditor Fees and Services.”

Will a representative of KPMG LLP be present at the meeting?

One or more representatives of KPMG LLP are expected to be present at the annual meeting. Any such representative will have an opportunity to make a statement if he or she desires to do so and are expected to be available to respond to appropriate questions from stockholders.

What if this proposal is not approved?

Stockholder ratification and approval of the audit committee’s selection of KPMG LLP as our company’s independent registered public accounting firm is not required by any statute or regulation or by our company’s bylaws. Nevertheless, if the stockholders do not ratify and approve the selection of KPMG LLP at the annual meeting, the audit committee will reconsider the appointment. Submission of our selection of KPMG LLP to the stockholders for ratification and approval will not limit the authority of the audit committee to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote “FOR” approval of the selection of KPMG LLP.

CORPORATE GOVERNANCE AND BOARD MATTERS

Communication with the Board

Our board of directors has established a process for stockholders to follow in sending communications to our board or its members. Stockholders who wish to communicate with our board or any of our directors may do so. Such communications must be addressed to our board or any such director in care of our corporate secretary at FCStone Group, Inc., 2829 Westown Parkway, Suite 100, West Des Moines, IA 50266. Alternatively, such communications may be sent by e-mail to Board@fcstone.com. All such communications will be compiled by our corporate secretary and submitted to our board or the individual directors, as applicable, on a periodic basis.

Consideration of Director Nominees

Historically, our directors were selected by our board of directors with input obtained through a system of regional nominating committees and stockholder preference ballots in which eight nominees were selected after considering preference ballots from stockholders of each of four geographic regions, one nominee was selected after considering preference ballots provided by our company’s 12 largest stockholders, and one nominee was selected by our board without consideration of preference ballots. The size of our board recently was increased to 12 members. In connection with the December 2006 reincorporation of our company in Delaware, the director nomination process was completely changed. As a result, the four nominees proposed for election at this annual meeting were selected by our board of directors without consideration of input obtained from regional nominating committees or preference ballots. It is anticipated that director nominees proposed for election at future annual meetings will be selected by our recently established nominating and corporate governance committee.

In selecting the director nominees proposed for election at this annual meeting, our board sought directors who, at a minimum, are perceived to have expertise that may be useful to our company and who are willing and able to devote the required amount of time to our company’s business. In determining whether a director should be retained and stand for re-election, our board also considered the director’s past attendance at meetings and participation in and contributions to the activities of our board.

In identifying and evaluating director nominees proposed for election at future annual meetings, it is anticipated that the nominating and corporate governance committee of our board of directors may receive recommendations from management, from other directors and from stockholders. The committee will review information on each candidate and evaluate it in light of the needs and requirements of our company. The committee believes that our board and its committees should be comprised of persons who are of high character and integrity, who have a personal and professional reputation that is consistent with the image and reputation of our company, and who have expertise that may be useful to our company. The committee also will consider various factors, including the independence of the candidate, as well as his or her education or special skills, areas of expertise, experience, age, business associations, reputation and other characteristics and qualities that the committee believes are likely to enhance the effectiveness of our board and its committees. In determining whether a director should be retained and stand for re-election, the committee also will consider the director’s past attendance at meetings and participation in and contributions to the activities of our board.

Stockholders who wish the nominating and corporate governance committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the nominating and corporate governance committee in care of our corporate secretary at FCStone Group, Inc., 2829 Westown Parkway, Suite 100, West Des Moines, IA 50266. All nominees, including those submitted by stockholders in accordance with these procedures, will be evaluated using generally the same methods and criteria described above, although those methods and criteria are not standardized and may vary from time to time. Stockholders also may submit director nominations to our company in accordance with the procedures described below under “Advance Notice of Stockholder Proposals.”

Committees of the Board

Our board of directors has established an executive committee, an audit committee, a compensation committee and a nominating and corporate governance committee. There currently are no other standing audit, compensation, nominating or other committees of our board of directors, or committees performing similar functions of our board. Members of the executive committee, audit committee, compensation committee and nominating and corporate governance committee serve at the pleasure of our board of directors.

Executive Committee. The executive committee of our board of directors consists of the chairman of the board, the vice chairman of the board and the board member serving as treasurer — Bruce Krehbiel, Jack Friedman and Eric Parthemore, respectively. Currently, Bruce Krehbiel serves as chairman of the executive committee. With certain exceptions specified in our bylaws, the executive committee is empowered to exercise all powers of our board of directors between regular board meetings. The executive committee met four times during our 2006 fiscal year.

Audit Committee. The audit committee of our board of directors currently is comprised of Daryl Henze, its chairman, Brent Bunte, Bruce Krehbiel and Eric Parthemore. Each member of the audit committee is independent as defined by NASDAQ’s independence standards. In addition, our board of directors has determined that Daryl Henze meets the SEC’s definition of an “audit committee financial expert.” The audit committee is responsible for reviewing our financial statements, audit reports, internal financial controls and the services performed by the independent registered public accounting firm, and for making recommendations with respect to those matters to our board of directors. A more complete description of the audit committee’s functions is provided in its charter, a copy of which is attached to this proxy statement as Appendix A. A copy of the audit committee’s charter also is available on our internet website (www.fcstone.com) under “Investor Relations.” The audit committee met three times during our 2006 fiscal year.

Compensation Committee. The compensation committee of our board of directors currently is comprised of Bruce Krehbiel, its chairman, Jack Friedman and Eric Parthemore. It is responsible for reviewing and making recommendations to our board of directors with respect to compensation of executive officers and other compensation matters and awards. A more complete description of the committee’s functions is provided in its charter, copy of which is available on our internet website (www.fcstone.com) under “Investor Relations.” The compensation committee met four times during our 2006 fiscal year.

Nominating Committee. Until recently, each member of our board of directors was independent, as defined by NASDAQ’s independence standards, and our board of directors did not believe that a separate nominating committee was necessary. In connection with the December 2006 reincorporation of our company in Delaware, the process for nominating directors was completely changed and our president and chief executive officer, Paul G. Anderson, was added to our board of directors. On November 9, 2006, our board established its nominating and corporate governance committee. This committee will be responsible for the director nomination process, including evaluating and recommending director nominees and committee appointments, and will be responsible for various other governance related matters, including an annual board assessment. However, the committee was not involved with the nomination of the four nominees proposed for election at this annual meeting. A more complete description of the committee’s functions is provided in its charter, copy of which is attached to this proxy statement as Appendix B. The members of the nominating and corporate governance committee are Bruce Krehbiel, its chairman, David Andresen, Daryl Henze, Brent Bunte, Tom Leiting, Doug Derscheid, Eric Parthemore, Jack Friedman, Dave Reinders, Kenneth Hahn and Rolland Svoboda, each of whom is independent, as defined by NASDAQ’s independence standards. The committee did not meet during our 2006 fiscal year since it had not then been established.

Meetings of the Board

During our 2006 fiscal year, our board of directors held seven meetings. Each director attended at least 75% of the total meetings of the board of directors and of the committees of the board on which he served during the fiscal year. Our company’s directors discharge their responsibilities throughout the year, not only at such board of directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to our company.

Directors are encouraged by our company to attend our annual meeting of stockholders if their schedules permit, but our company does not otherwise have a policy regarding such attendance. All directors were present at the annual meeting of the stockholders held on January 5, 2006.

Code of Ethics

Our board of directors has adopted a code of business conduct and ethics applicable to all employees, officers and directors. A copy of the code of business conduct and ethics is available to any stockholder who requests it by writing to our corporate secretary. It also is available on our internet website (www.fcstone.com) under “Investor Relations.”

Director Compensation

For our 2006 fiscal year, members of our board of directors received a quarterly retainer of $2,500 and a per diem payment of $500 for each meeting attended or activity conducted by them on behalf of our company, as well as direct reimbursement of travel expenses related to service on our board of directors. On November 9, 2006, the quarterly retainer and per diem meeting payments that our directors receive were increased to $3,750 and $1,000, respectively, for our 2007 fiscal year. For our 2006 fiscal year, our board chairman received an additional $2,500 per quarter retainer, and the two other members of our executive committee as well as the audit committee chairman each received an additional $1,250 per quarter. In addition, on June 13, 2006, our company granted stock options for 80,000 shares of our common stock to our non-employee directors. Compensation earned in our 2006 fiscal year by our non-employee directors for service on the board and its committees is presented in the table below.

Director	Quarterly Retainers	Meeting and Activity Fees	Chair/Executive Committee Retainers	Total Cash Compensation	Number of Shares Underlying Options Granted (1)
David Andresen	$10,000	$8,500	—	$18,500	4,000
Brent Bunte	$10,000	$7,500	$5,000	$22,500	8,000
Doug Derscheid	$10,000	$7,750	—	$17,750	4,000
Jack Friedman	$10,000	$9,000	$5,000	$24,000	10,800
Kenneth Hahn	$10,000	$9,000	—	$19,000	4,000
Daryl Henze	—	—	—	—	—
Bruce Krehbiel	$10,000	$9,000	$10,000	$29,000	14,400
Tom Leiting	$10,000	$5,500	—	$15,500	8,000
Eric Parthemore	$10,000	$5,000	$5,000	$20,000	10,800
Dave Reinders	$10,000	$8,500	—	$18,500	8,000
Rolland Svoboda	$10,000	$8,500	—	$18,500	8,000

(1)	All stock option grants were made at 100% of the fair market value as of the grant date. Based on the valuation report prepared for our company by Deloitte Financial Advisory Services LLP, effective as of May 2, 2006, the fair market value for our common stock was $24.76 per share.

Compensation Committee Interlocks and Insider Participation

During our 2006 fiscal year, Messrs. Krehbiel, Parthemore and Friedman served on the compensation committee. None of the members of our compensation committee is currently or was formerly a company officer or employee. There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934. Ten of our directors, Brent Bunte, Jack Friedman, Bruce Krehbiel, Tom Leiting, Eric Parthemore, Dave Reinders, Rolland Svoboda, Doug Derscheid, David Andresen and Kenneth Hahn, have an interest in reportable transactions as set forth under “Related Party Transactions” below.

COMMON STOCK PERFORMANCE

The SEC requires that the companies such as ours include in their proxy statements a line graph comparing the such company’s cumulative five-year stockholder returns with the cumulative total returns of a broad equity market index and either a published industry or line-of-business index or an index of peer companies selected by such company. Although we have applied to have our common stock listed on the NASDAQ Global Market, there has been no established public trading market for our common stock and no such market for our common stock currently exists. Consequently, we are unable to provide a line graph or other presentation of the historical cumulative total return on our common stock in comparison with the cumulative total returns of any industry, line-of-business or other index.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of our company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the compensation committee of our board of directors shall not be incorporated by reference into any such filings and shall not otherwise be deemed to be soliciting material or filed under such Acts.

The compensation committee currently consists of three independent directors, each of whom is independent, as defined by NASDAQ’s independence standards and a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The compensation committee is responsible for overseeing and evaluating the compensation of the executive officers of our company and its subsidiaries as well as the performance of such officers relative to the compensation received. The compensation committee seeks to assure that such executive officers are compensated effectively in a manner consistent with our company’s compensation strategy, internal equity considerations, competitive practices, and the requirements of applicable governmental and regulatory bodies.

Compensation Objectives and Philosophy. The compensation committee believes that the compensation of our company’s executive officers should:

•	encourage effective recruitment and retention of those individuals; and

•	align the interests of those individuals with the interests of our company and its stockholders.

The compensation committee believes that it can achieve these goals by integrating compensation with our company’s annual and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, our company intends to offer a total compensation package that is competitive with those offered by similarly-sized companies, taking into account company performance and geographic location as well as individual responsibilities and performance. The components of executive officer compensation consist of:

•	base salary;

•	annual bonus, payable pursuant to our short-term incentive plan and (1) our mutual commitment compensation plan, for executive officers other than the chief executive officer, and (2) the deferred compensation provisions of Mr. Anderson’s employment agreement in the case of the chief executive officer; and

•	a long-term equity incentive program providing stock-based compensation. The compensation of each executive officer is based largely upon both individual and company performance.

On August 31, 2006, we terminated the Long-Term Incentive Plan which provided for deferred cash compensation to be paid over a five year period. Our company will no longer be accruing compensation obligations under this plan, but payments under the plan will continue until all accrued amounts have been paid. The compensation committee determined that the long-term objectives of its compensation program could be better achieved through the use of a long-term equity incentive program, which would enable the company to use equity grants and awards to incentivise executive officers and management.

The compensation committee periodically engages the services of an independent compensation consultant. For our 2006 fiscal year, the compensation committee consulted with Riley, Dettmann & Kelsey LLC. In November 2006, Riley, Dettmann & Kelsey provided the compensation committee with report that benchmarked the company’s compensation program for executive officers to comparable companies, based upon publicly available information and certain third party surveys.

Annual Compensation—Executive Officers Other than our Chief Executive Officer. The compensation committee sets compensation following a subjective evaluation of the individual executive’s performance and of the marketplace valuation of comparable executives, although salary determinations are not based upon any specific or constant criteria.

Executives are eligible for annual incentive cash bonuses under our company’s executive short-term management incentive plan based on individual and company financial performance. The compensation committee historically has considered a variety of factors and criteria when determining annual incentive cash bonuses in accordance with the compensation committee’s business judgment. In our 2006 fiscal year, return on equity was the performance measure utilized under the short-term incentive plan. In our 2006 fiscal year, our chief executive officer, chief operating officer and chief financial officer were entitled to a bonus of 25% of base salary, if our return on equity exceeded 10%, which bonus percentage increased as the return on equity increases. Similarly, our chief operating officer—clearing division was entitled to receive a bonus beginning at 20% of base salary if our company’s return on equity exceeded 10%, which bonus percentage increased as the return on equity increases. The compensation committee has remained focused on the same criteria and factors during both financially successful fiscal years (such as the most recently completed fiscal year) and in years when our company did not experience favorable financial results. The combination of base salary, annual cash bonuses and any long term incentive programs are intended to provide market level compensation reflecting the executive’s contributions to our company’s financial performance and strategic objectives.

On June 13, 2006, our company granted stock options for 320,000 shares of our common stock to officers and management of our company at an exercise price of $24.76 per share. Of these options granted, 95,000, 35,000, 45,000 and 35,000 options were granted to our chief executive officer, chief operating officer, chief financial officer and chief operating officer – clearing division, respectively. The granting of these options was intended to more closely align the interests of management with those our stockholders.

Chief Executive Officer Compensation. The compensation committee determines the compensation of our chief executive officer using the same criteria as for the other executive officers. Paul G. Anderson has served as our company’s chief executive officer since 1999. For the 2006 fiscal year, the compensation committee approved and recommended to our board of directors for approval (which approval was granted by our board), a base salary of $350,000 and a bonus of $865,619 for Mr. Anderson’s services.

Compensation Committee

Bruce Krehbiel            Jack Friedman            Eric Parthemore

EXECUTIVE COMPENSATION AND RELATED MATTERS

Summary Compensation Table

The following summary compensation table summarizes compensation information with respect to our chief executive officer and our four other most highly compensated executive officers for our most recent fiscal year. In this proxy statement, these individuals are referred to as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Long Term Compensation LTIP Payouts ($) (1)	Other Annual Compensation ($) (2)
Paul G. (Pete) Anderson, President & Chief Executive Officer	2006 2005 2004	350,000 320,000 320,000	924,356 442,560 365,128	(3) (3) (3)	384,000 — —	— — —

Stephan Gutierrez, Executive Vice President & Chief Operating Officer	2006 2005 2004	225,000 225,000 174,583	633,399 311,022 209,935	(4)(5) (4)(5) (4)(5)	204,000 — —	— — —

Steve Speck, President & Chief Financial Officer – FGDI	2006 2005 2004	175,000 175,000 175,000	34,890 38,547 221,423	(5)(6) (5)(6) (5)(6)	210,000 — —	— — —

Jeff Soman, Executive Vice President – FCStone, LLC	2006 2005 2004	190,000 165,000 165,000	439,640 188,007 163,567	(5)(7) (5)(7) (5)(7)	180,000 — —	— — —

Robert V. Johnson, Executive Vice President & Chief Financial Officer	2006 2005 2004	175,000 165,000 145,000	472,644 188,007 143,740	(5)(8) (5)(8) (5)(8)	174,000 — —	— — —

(1)	Represents payments of the prorated awards made under the Long-Term Incentive Plan with respect to the August 31, 2006 termination of the plan, which payments are to be made in our 2007 fiscal year. Please see “Long-Term Incentive Plan” below for more information on this payment.
(2)	None of the perquisites or other benefits paid exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by the executive.
(3)	Represents $865,619, $391,583 and $339,847 paid under the Executive Short-Term Management Incentive Plan and $58,737, $50,977 and $25,281 awarded under the deferred compensation provisions for fiscal years 2006, 2005 and 2004, respectively, as provided for in Mr. Anderson’s employment agreement.
(4)	Represents $566,112, $275,332 and $185,411 paid under the Executive Short-Term Management Incentive Plan and $67,287, $35,690 and $24,524 awarded under the Mutual Commitment Compensation Plan for fiscal years 2006, 2005 and 2004, respectively.
(5)	Bonuses awarded under the Mutual Commitment Compensation Plan vest at the end of the fifth year after the bonus was awarded. Participants receive 50% of the vested amount in his or her account in cash following the end of every plan year.
(6)	Represents $34,890, $38,547 and $31,909 awarded under the Mutual Commitment Compensation Plan for fiscal years 2006, 2005 and 2004, respectively, and $189,514 paid under the FGDI CEO Short-Term Incentive Plan for fiscal year 2004.
(7)	Represents $382,820, $161,834 and $140,389 paid under the Executive Short-Term Management Incentive Plan and $56,820, $26,173 and $23,178 awarded under the Mutual Commitment Compensation Plan for fiscal years 2006, 2005 and 2004, respectively.
(8)	Represents $420,310, $161,834 and $123,372 paid under the Executive Short-Term Management Incentive Plan and $52,334, $26,173 and $20,368 awarded under the Mutual Commitment Compensation Plan for fiscal years 2006, 2005 and 2004, respectively.

Stock Option Grants in Our 2006 Fiscal Year

On June 13, 2006, our company granted stock options for 320,000 shares of our common stock to officers and management of our company at an exercise price of $24.76 per share. The following table sets forth information concerning grants of stock options to each named executive officer during our 2006 fiscal year.

Option/SAR Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
					0%	5%	10%
Paul G. (Pete) Anderson	95,000	29.7%	24.76	June 13, 2016	$0	$117,610	$235,220
Stephan Gutierrez	35,000	10.9%	24.76	June 13, 2016	$0	$43,330	$86,660
Steve Speck	—	—	—	—	—	—	—
Jeff Soman	35,000	10.9%	24.76	June 13, 2016	$0	$43,330	$86,660
Robert V. Johnson	45,000	14.1%	24.76	June 13, 2016	$0	$55,710	$111,420

(1)	All stock options are non-qualified stock options and are fully vested.
(2)	All grants were made at 100% of the fair market value as of the grant date. Based on the valuation report prepared for our company by Deloitte Financial Advisory Services LLP, effective as of May 2, 2006, the fair market value for our common stock was $24.76 per share.
(3)	The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in the common stock price.

During our 2006 fiscal year, none of our named executive officers exercised any stock options held by them.

Employment Agreements

CEO Agreement. Our company and Paul G. (Pete) Anderson, our CEO, entered into a new employment agreement, dated September 1, 2005, having a three-year term ending on August 31, 2008 The material terms of this agreement include a three-year term, a minimum base salary of $350,000, a covenant not to compete and bonus and benefits as provided under the previous agreement, dated February 22, 2002. Mr. Anderson’s employment will become “at will” as of September 1, 2008. Under the previous agreement and the new agreement, the CEO’s employment may be terminated by our company for cause, by the CEO for good reason, or upon the death of the CEO. Mr. Anderson receives a base salary which is determined annually by the executive committee of our board of directors and participates in a short-term incentive plan which provides for an annual bonus. The agreement also provides that Mr. Anderson be paid deferred compensation in the amount of 15% of the annual bonus paid to the CEO. Each annual contribution to the deferred compensation plan vests over a period of 5 years. If Mr. Anderson leaves our company for any reason other than total disability, death or retirement, he loses the right to any unvested portion of the deferred compensation. Upon the termination of the agreement, Mr. Anderson retains no right to his annual salary or bonus, he only retains the right to the vested portion of his deferred compensation plan. There is no provision of the agreement that provides for any other severance payments to the CEO upon termination of the agreement. However, the CEO is entitled to the benefits of our company’s change of control policy, which provides for a three year continuation of compensation, benefits and perquisites if, after a change of control, the CEO is terminated by our company or its successor (except for cause) or the CEO terminates employment after a diminution of duties, reduction in the level of compensation, benefits or perquisites, or change of location or more than 50 miles.

Agreements of Other Executive Officers. All of our other named executive officers have signed agreements that provide that their employment is “at will.” These agreements may be terminated at any time and we are not obligated to make severance payments to any of these officers. The agreements contain a non-competition provision that runs for periods ranging from one year to eighteen months after termination. Our chief operating officer, executive vice president—FCStone, LLC and chief financial officer also are entitled to the benefits of our company’s change of control policy, which provides for a two-year continuation of compensation, benefits and perquisites if, after a change of control, the executive officer is terminated by our company or its successor (except for cause) or the executive officer terminates employment after a diminution of duties, reduction in the level of compensation, benefits or perquisites, or change of location of more than 50 miles.

Long-Term Incentive Plan

Our company’s long-term incentive plan covers the five named executive officers listed in the summary compensation table above. The plan, which went into effect on September 1, 2003, provides for awards to the covered officers at the end of the five year life cycle of the plan. These awards will be based on increases in the defined equity, plus common and preferred stock redemptions, less stock issued, and after patronage distribution and a portion of dividends paid, tax and accrual for award, over the five-year life of the plan. The threshold level of increase is a compounded 11% return on equity, at which point the participants are eligible to receive an award equal to 50% of their base salary at the beginning of the five-year life of the plan. At the threshold level, the total award to the five participants is equal to 2.0% of the increase in the defined equity. As the defined equity increases over the threshold level, the total awards increase as a percentage of the increase in defined equity until the maximum level, which is based on a compounded 16% compounded return on equity, is reached. At the maximum level after five years, the participants are eligible to receive an award equal to 200% of their base salary at the beginning of the plan, which represents 4.9% of the increase in defined equity over the life of the plan.

The plan is administered by our chairman of the board, who retains the discretion to amend or terminate the plan. At the termination of a participant’s employment, either by our company or the participant, all rights under the plan are forfeited, except that a participant may receive a prorated award if the participant terminates employment or retires after three years with the company’s consent. A participant may also receive a prorated award upon the participant’s death, disability or retirement.

The participants are eligible for prorated awards if the plan is terminated before the completion of the five-year life cycle. The prorated awards are based on the level of performance attained at the termination of the plan and are payable immediately following the termination of the plan. In our 2006 fiscal year, our company incurred a $952,000 expense for the plan, and made no payments to any participants under the plan. Our board of directors decided to terminate this plan effective as of August 31, 2006, the end of our 2006 fiscal year, and pay out the prorated awards subsequent to August 31, 2006. The maximum award under the plan was achieved and amounted to a prorated 120% of each participant’s base salary at the beginning of the plan.

Pension Plan

We have a noncontributory defined benefit pension plan. The following table shows the approximate annual retirement benefits that participating executive officers are expected to receive under the plan based on their pay and years of credited service.

	Years of Service
Remuneration 5 Year Average	10	15	20	25	30	35
$125,000	$15,625	$23,438	$ 31,250	$ 39,063	$ 46,875	$ 54,688
$150,000	$18,750	$28,125	$ 37,500	$ 46,875	$ 56,250	$ 65,625
$175,000	$21,875	$32,813	$ 43,750	$ 54,688	$ 65,625	$ 76,563
$200,000	$25,000	$37,500	$ 50,000	$ 62,500	$ 75,000	$ 87,500
$225,000	$28,125	$42,188	$ 56,250	$ 70,313	$ 84,375	$ 98,438
$250,000	$31,250	$46,875	$ 62,500	$ 78,125	$ 93,750	$109,375
$300,000	$37,500	$56,250	$ 75,000	$ 93,750	$112,500	$131,250
$400,000	$50,000	$75,000	$100,000	$125,000	$150,000	$175,000
$500,000	$62,500	$93,756	$125,000	$156,250	$187,500	$218,750

The company’s defined benefit pension plan covers all compensation subject to the regulatory limit of annual compensation, which for 2006 was $220,000. Our chief executive officer and chief financial officer also have a supplementary non-qualified pension plan that has the same provisions as the defined benefit pension plan except that it covers all compensation above the regulatory limit.

The estimated current credited years of service for each executive officer are as follows: Paul G. (Pete) Anderson—19 years; Steve Speck—15 years; Stephan Gutierrez—5 years; Jeff Soman—6 years; and Robert Johnson—25 years.

Above benefits are based on a straight-life annuity and are not subject to any social security or other offsets.

The monthly benefit formula for our company’s defined benefit pension plan is 1.25% times the highest consecutive 5 year average monthly earnings times the number of years of credited service.

Directors’ and Officers’ Insurance

We currently maintain a directors’ and officers’ liability insurance policy that provides our directors and officers with liability coverage relating to certain potential liabilities.

RELATED PARTY TRANSACTIONS

With the exception of Paul G. Anderson and Daryl Henze, each of our directors is an executive officer of a cooperative that is a stockholder of our company. Each of these cooperatives uses the services of our company. The following table sets forth the amounts paid by these member cooperatives for our services during our 2006 fiscal year.

Board Member	Board Member’s Cooperative	Amounts Paid by Cooperative to the Company for Services
David Andresen	4 Seasons Cooperative	$ 36,074
Brent Bunte	NEW Cooperative	$111,534
Doug Derscheid	Central Valley Ag Cooperative	$179,519
Jack Friedman	Innovative Ag Services	$160,671
Kenneth Hahn	Planters Cooperative	$117,455
Bruce Krehbiel	Kanza Corporation	$ 92,621
Tom Leiting	River Valley Cooperative	$144,587
Eric Parthemore	Farmers Commission Company	$ 33,331
Dave Reinders	Sunray Co-op	$312,619
Rolland Svoboda	Pro Cooperative	$181,396

Our company’s policy is that all transactions between our company and its officers, directors and/or five percent stockholders will be on terms no more favorable to those related parties than the terms provided to other customers of our company.

INDEPENDENT AUDITOR FEES AND SERVICES

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our company’s annual financial statements for our 2005 and 2006 fiscal years, and fees billed for other services rendered by KPMG LLP during such fiscal years. All audit and non-audit services provided to our company by KPMG LLP were approved by our audit committee.

Type of Fee	2005	2006
Audit Fees (1)	$273,000	$421,955
Audit-Related Fees (2)	97,700	2,500
Tax Fees (3)	39,575	43,900
All Other Fees	0	34,950

Total	$410,275	$503,305

(1)	Audit Fees, including those for statutory audits, include the aggregate fees paid by us during our 2005 and 2006 fiscal years for professional services rendered by KPMG LLP for the audit of our annual financial statements and the audit of internal control over financial reporting, as well as the review of financial statements included in our quarterly reports on Form 10-Q.
(2)	Audit Related Fees include the aggregate fees paid by us during our 2005 and 2006 fiscal years for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and not included in Audit Fees, including services provided with respect to the filing of our Form S-4 and Form S-8 registration statements with the SEC.
(3)	Tax Fees include the aggregate fees paid by us during our 2005 and 2006 fiscal years for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning.

In making its determination regarding the independence of KPMG LLP, our audit committee considered whether the provision of the services for which we incurred the “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” was compatible with maintaining such independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Pursuant to its charter, the audit committee of our board of directors is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between our company and its independent auditors. Our engagement of KPMG LLP to conduct the audit of our company for our 2006 fiscal year was approved by the audit committee on August 30, 2006. Additionally, each permissible non-audit engagement or relationship between our company and KPMG LLP entered into since September 1, 2005 has been reviewed and approved by the audit committee. All audit-related, tax and all other fees were pre-approved by the audit committee. We have been advised by KPMG LLP that substantially all of the work done in conjunction with its audit of our financial statements for the most recently completed fiscal year was performed by permanent full time employees and partners of KPMG LLP.

The audit committee of our board of directors has adopted the following guidelines regarding the engagement of our independent registered public accounting firm to perform services for our company:

The audit committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for our company by its independent registered public accounting firm, subject to the exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which must be approved by the audit committee prior to the completion of the audit.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the audit committee of our board of directors shall not be incorporated by reference into any such filings and shall not otherwise be deemed to be soliciting material or filed under such Acts.

The audit committee of our board of directors currently is composed of four members of our board of directors, all of whom meet the independence requirements of the SEC and the NASDAQ Global Market. The audit committee operates under a written charter adopted by our board of directors, and assists the board in fulfilling its responsibilities with respect to accounting and financial reporting practices and the scope and expense of audit and related services provided by our independent registered public accounting firm. The audit committee also selects our company’s independent registered public accounting firm, which selection is then submitted to our stockholders for ratification.

Management is responsible for our company’s internal controls and the financial reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our company’s consolidated financial statements and issuing an opinion on the conformity of those audited consolidated financial statements with U. S. generally accepted accounting principles. The audit committee’s responsibility is to monitor and oversee these processes and to report to our board of directors on its findings.

In this context, the audit committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the audit committee that our company’s August 31, 2006 consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The audit committee has reviewed and discussed these consolidated financial statements with management and the independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and the SEC’s Rule 2-02 under Regulation S-X.

Our company’s independent registered public accounting firm also provided to the audit committee the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the audit committee discussed with the independent registered public accounting firm that firm’s independence. The audit committee has considered whether the services provided under other non-audit services are compatible with maintaining the independence of KPMG LLP.

Based upon the audit committee’s discussion with management and the independent registered public accounting firm, and the audit committee’s review of the representation of management and the report of the independent registered public accounting firm to the audit committee, the audit committee recommended that our board of directors include the audited consolidated financial statements in our company’s annual report on Form 10-K for the year ended August 31, 2006 to be filed with the SEC.

The Audit Committee

Brent Bunte            Daryl Henze            Bruce Krehbiel            Eric Parthemore

PRINCIPAL STOCKHOLDERS

The table below sets forth information, as of August 31, 2006 (unless otherwise indicated below), with respect to the beneficial ownership of shares of all series of our common stock by:

•	each person known to our company to own beneficially more than 5% of the aggregate number of the outstanding shares of our common stock;

•	our chief executive officer and each of our other four most highly compensated executive officers for our 2006 fiscal year;

•	each of our directors and director nominees; and

•	our executive officers and directors as a group.

Each of the persons, or group of persons, in the table below has sole voting power and sole dispositive power as to all of the shares of our common stock shown as beneficially owned by them, except as otherwise indicated.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percent of Shares Outstanding
Principal Stockholders:
FCStone Group Employee Stock Ownership Plan (1)	446,149	9.3%

Directors and Executive Officers:
Directors:
Brent Bunte (2)	96,488	2.0%
Jack Friedman (3)	70,719	1.5%
Bruce Krehbiel (4)	72,718	1.5%
Tom Leiting (5)	40,456	*
Eric Parthemore (6)	24,858	*
Dave Reinders (7)	106,254	2.2%
Rolland Svoboda (8)	54,730	1.1%
Doug Derscheid (9)	78,386	1.6%
Dave Andresen (10)	14,095	*
Kenneth Hahn (11)	30,383	*
Daryl Henze	0	—

Executive Officers:
Paul G. Anderson (12)	106,870	2.2%
Steve Speck	0	—
Stephen Gutierrez (13)	38,347	*
Jeff Soman (14)	41,956	*
Robert V. Johnson (15)	58,075	1.2%
All directors and executive officers as a group (16 persons)	544,035	11.3%

*	Signifies less than 1%
(1)	The address of the FCStone Group Employee Stock Ownership Plan is 2829 Westown Parkway, Suite 100, West Des Moines, IA 50266.
(2)	Represents options to purchase 8,000 shares of our common stock, which are currently exercisable and 88,488 shares held by NEW Cooperative, of which Mr. Bunte is manager.
(3)	Represents options to purchase 10,800 shares of our common stock, which are currently exercisable and 59,919 shares held by Innovative Ag Services, of which Mr. Friedman is manager.
(4)	Represents options to purchase 14,400 shares of our common stock, which are currently exercisable and 58,318 shares held by Kanza Cooperative Association, of which Mr. Krehbiel is manager.
(5)	Represents options to purchase 8,000 shares of our common stock, which are currently exercisable and 32,456 shares held by River Valley Cooperative, of which Mr. Leiting is manager.

(6)	Represents options to purchase 10,800 shares of our common stock, which are currently exercisable and 14,058 shares held by The Farmers Commission Company, of which Mr. Parthemore is president and CEO.
(7)	Represents options to purchase 8,000 shares of our common stock, which are currently exercisable and 98,254 shares held by Sunray Coop, of which Mr. Reinders is general manager.
(8)	Represents options to purchase 8,000 shares of our common stock, which are currently exercisable and 46,730 shares held by Pro Cooperative, of which Mr. Svoboda is general manager.
(9)	Represents options to purchase 4,000 shares of our common stock, which are currently exercisable and 74,386 shares held by Central Valley Ag Cooperative, of which Mr. Derscheid is president and CEO.
(10)	Represents options to purchase 4,000 shares of our common stock, which are currently exercisable and 10,095 shares held by 4 Seasons Cooperative, of which Mr. Andresen is general manager.
(11)	Represents options to purchase 4,000 shares of our common stock, which are currently exercisable and 26,083 shares held by Planters Cooperative, of which Mr. Hahn is manager.
(12)	Represents options to purchase 95,000 shares of our common stock, which are currently exercisable and 11,870 shares held in Mr. Anderson’s employee stock ownership plan account.
(13)	Represents options to purchase 35,000 shares of our common stock, which are currently exercisable and 3,347 shares held in Mr. Gutierrez’s employee stock ownership plan account.
(14)	Represents options to purchase 35,000 shares of our common stock, which are currently exercisable and 6,956 shares held in Mr. Soman’s employee stock ownership plan account.
(15)	Represents options to purchase 45,000 shares of our common stock, which are currently exercisable and 13,075 shares held in Mr. Johnson’s employee stock ownership plan account.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our company’s directors and executive officers, and persons who own more than 10% of any class of equity securities of our company registered pursuant to Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership in such securities and other equity securities of our company. SEC regulations require directors, executive officers and greater than 10% stockholders to furnish our company with copies of all Section 16(a) reports they file.

To our company’s knowledge, based solely on review of the copies of such reports furnished to our company and written representations that no other reports were required, during our 2006 fiscal year, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were complied with on a timely basis.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

It is anticipated that the 2008 annual meeting of stockholders will be held on January 8, 2008. Stockholders may propose actions for consideration at the 2008 annual meeting by either presenting them for inclusion in our company’s proxy statement or by undertaking the solicitation of votes independent of our proxy statement. Any stockholder who intends to present a proposal at the 2008 annual meeting must deliver the proposal to our company at FCStone Group, Inc., 2829 Westown Parkway, Suite 100, West Des Moines, IA 50266, Attention Secretary by the applicable deadline below:

•	If the stockholder proposal is intended for inclusion in our company’s proxy materials for that meeting pursuant to SEC Rule 14a-8, our company must receive the proposal no later than August 10, 2007. Such proposal must also comply with the other requirements of the proxy solicitation rules of the SEC.

•	If the stockholder proposal is to be presented without inclusion in our company’s proxy materials for that meeting, our bylaws require that our company receive notice of the proposal no later than August 10, 2007. In addition, the stockholder must comply with the other advance notice provisions of our company’s bylaws. See “Advance Notice of Stockholder Proposals” below.

Proxies solicited in connection with the 2008 annual meeting of stockholders will confer on the appointed proxies discretionary voting authority to vote on stockholder proposals that are not presented for inclusion in the proxy materials unless the proposing stockholder notifies our company by August 10, 2007 that such proposal will be made at the meeting.

ADVANCE NOTICE OF STOCKHOLDER PROPOSALS

Our company’s bylaws provide that advance notice of stockholder nominations for the election of directors or other business must be given. Notice of nominations or other business to be brought before our annual meetings of stockholders must be delivered to our company at FCStone Group, Inc., 2829 Westown Parkway, Suite 100, West Des Moines, IA 50266, Attention Secretary not less than 120 calendar days prior to the date of our company’s proxy statement released in connection with the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting of stockholders is changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice instead must be so delivered by the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made. The stockholder’s notice must contain the information required by Section 2.12 of our bylaws, including the name and address of the stockholder and, if applicable, of each person to be nominated, a description of any other business proposed for consideration at the meeting and of any material interest of the stockholder in such business, a description of the class and number of shares of our company’s common stock owned beneficially and of record by the stockholder, and all other information regarding each nominee or other business proposed by the stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, as then in effect, if our board of directors were soliciting proxies for such proposal. We urge you to examine our bylaws for the advance notice provisions, including a complete listing of the information required to be included in any such notice. You may request a copy of our bylaws by following the instructions for obtaining exhibits to our annual report below under “Additional Information.”

ADDITIONAL INFORMATION

Our company filed its annual report on Form 10-K for our 2006 fiscal year with the SEC on November 29, 2006. A copy of the annual report, including audited financial statements and the report thereon by KPMG LLP, accompanies this proxy statement.

Our company will provide without charge to each stockholder as of the record date for the annual meeting a copy of our annual report on Form 10-K for our fiscal year ended August 31, 2006, including the financial statements and the schedules thereto but excluding exhibits. A request for such report should be sent in writing to Paul G. Anderson, Chief Executive Officer, FCStone Group, Inc., 2829 Westown Parkway, Suite 100, West Des Moines, IA 50266. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of common stock of our company on the December 8, 2006 record date for the annual meeting. Our company will provide a copy of any exhibit to the Form 10-K report to any such person upon written request and the payment of our company’s reasonable expenses in furnishing such exhibits. You may read and download our Form 10-K, including exhibits, as well as our other SEC filings over the internet from several commercial document retrieval services as well as from the SEC’s internet website (www.sec.gov).

BY ORDER OF THE BOARD OF DIRECTORS,

Eric Parthemore

Secretary

West Des Moines, Iowa

December 8, 2006

APPENDIX A

FCSTONE GROUP, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

(As amended, November 9, 2006)

I.	PURPOSES

The Audit Committee (the “Committee”) shall assist the Board of Directors (the “Board”) of FCStone Group, Inc. (the “Company”) in fulfilling its responsibility to oversee management regarding:

(i)	the conduct and integrity of the Company’s financial reporting to any governmental or regulatory body, the public or other users thereof;

(ii)	integrity and adequacy of the Company’s systems of accounting and financial reporting processes and systems of internal control over financial reporting and disclosure controls and procedures, regarding finance, accounting and reporting that management and the Board have established, including oversight of the audit of the Company financial statements;

(iii)	the qualifications, engagement, compensation, independence and performance of the Company’s independent auditors, their conduct of the annual audit, and their engagement for any other services;

(iv)	the qualifications, independence and performance of the internal auditors, if any, and the performance of the Company’s internal audit function;

(v)	the Company’s legal and regulatory compliance; and

(vi)	the preparation of the audit committee report required by the rules of the Securities and Exchange commission (the “SEC”) to be included in the Company’s annual proxy statement or other filings to be made by the Company with the SEC, if necessary.

In discharging its duties, the Committee is empowered to inquire into any matter it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company. The Committee has the power and authority to retain outside counsel, independent auditors or other advisors as the Committee determines necessary to carry out its duties. The Company shall provide adequate resources and funding, as determined by the Committee, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any independent counsel and other advisers employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. to support the Committee’s activities, including compensation of the Committee’ counsel, independent auditors and other advisors. The Committee shall have the sole authority to retain, compensate, direct, oversee and terminate counsel, independent auditors, and other advisors hired to assist the Committee, who shall be accountable ultimately to the Committee.

II.	COMMITTEE MEMBERSHIP

A. Qualifications

The Committee shall consist of three or more members of the Board, each of whom the Board has determined meets the independence requirements established by the Board and applicable laws and regulations. Each member of the Committee shall be considered independent only if:

(i)	the member meets the requirements of independence under Rule 10A-3(b) under the Securities Exchange Act of 1934, a amended (the “1934 Act”);

(ii)	the member meets the definition of independence set forth in Nasdaq Rule 4200(a)(15); and

(iii)	the member has not participated in the preparation of the financial statements of the Company or any of its subsidiaries during the past three years.

In addition, a person may serve on the Committee only if he or she (a) is a “Non-employee Director” for purposes of Rule 16b-3 under the 1934 Act, and (b) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. In the judgment of the Board, all members of the Committee must be financially literate (as such qualification is interpreted by the Company’s Board in its business judgment), must have a working knowledge of basic finance, accounting and auditing practices, and must have the ability to read and understand fundamental financial statements, including the Company’s balance sheet, statement of income and statement of cash flows.

B. Audit Committee Financial Expert

At least one member of the Committee shall be an “Audit Committee Financial Expert” through either (i) education and employment experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions; (ii) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, or experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (iii) the requisite professional certification in accounting or other relevant experience or background which results in the individual’s financial sophistication. An “Audit Committee Financial Expert” is a person who possesses all of the following attributes: (a) an understanding of financial statements and generally accepted accounting principles; (b) an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (d) an understanding of internal control and procedures for financial reporting; and (e) an understanding of audit committee functions. The determination as to whether a member of the Committee is an “Audit Committee Financial Expert” shall be made by the Board.

C. Chairman of the Committee

The Chairman of the Committee shall be appointed from among the Committee members by, and serve at the pleasure of, the Board to convene and chair meetings of the Committee, set agendas for meetings, and determine the Committee’s information needs. In the event the Board does not designate a Chairman, the Committee members may appoint their own Chairman by majority vote. In the absence of the Chairman at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

D. Appointment, Resignation and Removal

Members shall be appointed by the Board based on nominations recommended by the Company’s Nominating and Corporate Governance Committee. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine. No member of the Committee shall be removed except by a majority vote of the independent directors then in office. A member of the Committee shall be deemed to have resigned from the Committee at such time that the member shall have been removed from the Board pursuant to the Bylaws of the Company or such member has resigned or otherwise terminated his or her membership of the Board. A member of the Committee shall also be deemed to have resigned from the Committee at such time that a majority of the independent members of the Board have determined that such member of the Committee is no longer an independent director of the Board.

III.	COMMITTEE MEETINGS

The Committee shall meet on a regularly scheduled basis at least two times per year or more frequently as circumstances dictate. The Committee shall meet regularly with the internal auditor, if any, and the independent auditor in separate executive sessions to provide the opportunity for full and frank discussion without members of senior management present. The Committee shall establish its own schedule. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. Meetings of the Committee may be held telephonically. All other matters relating to meetings and other actions of the Committee will be held and taken pursuant to the Bylaws of the Company (including, without limitation, bylaw provisions governing notice of meetings and waiver thereof) and the general business corporation law of the State of the Company’s organization.

IV.	KEY RESPONSIBILITIES

The Committee’s role is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee recognizes that Company management and the independent auditor have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work and it is not the duty or the responsibility of the Committee or its members to plan or conduct auditing or accounting reviews or procedures or otherwise determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”).

The following responsibilities are set forth as a guide for fulfilling the Committee’s purposes, with the understanding that the Committee’s activities may diverge as appropriate given the circumstances. In particular, any of these activities relating to the conduct of the audit shall be applicable only for fiscal 2007 and thereafter and, to the extent these duties are related to rules and regulations of the SEC, NASDAQ, the Public Company Accounting Oversight Board or other governmental or regulatory agencies, they shall conform with the requirements thereof and be undertaken as such rules and regulations become applicable to the Company, if at all. The Committee is authorized to carry out these activities and other actions reasonably related to the Committee’s purposes or assigned by the Board from time to time:

A. Oversee the Independent Auditors

1.	Select, appoint, retain, evaluate (taking into account opinions of management and the internal auditors, if any, and include and evaluation of the lead audit partners(s)), compensate, oversee the work of, and if appropriate terminate and replace, the independent auditor, who shall report directly to the Committee and will, in all respects, be accountable to the Committee;

2.	Review and approve the terms of the independent auditor’s retention, engagement staffing, and scope of the annual audit, and pre-approve any audit-related and permitted non-audit services (including the fees and terms thereof) to be provided by the independent auditor (with pre-approvals disclosed as appropriate in the Company’s periodic public filings with the SEC) and determine whether such services are compatible with the independent auditor’s independence. The Committee shall have the authority to obligate the Company to provide the necessary funding for the compensation of the Company’s independent auditors and ordinary administrative expenses incurred by the Committee in carrying out its duties, including the fees of legal counsel and other advisors.

3.

The Committee shall annually review the qualifications and performance of the independent auditors, including the review and evaluation of the lead partner of the independent auditor, and shall oversee the work of the independent auditor for the purpose of preparing or issuing an audit report on the Company’s financial statements or related work or performing other audit, review or attest services for the Company. In making its evaluation, the Committee shall take into account the opinions of management and the director of internal audit (or other person assigned the responsibility for the internal auditing function), if any. On an annual basis, the Committee shall consider whether, in addition to assuring the regular rotation of the lead audit partner as required by law, in the interest of assuring continuing independence of the independent auditor, the Company should regularly rotate its independent auditor;

4.	The Committee shall require the independent auditor (i) to submit on a periodic basis (but at least annually) to the Committee for the Committee’s review a formal written statement in accordance with Independence Standards Board (“ISB”) Statement No. 1 (as may be modified or amended) and such other requirements as may be established by the Public Company Accounting Oversight Board, delineating all relationships between them and the Company, and (ii) to actively engage in a dialogue with the independent auditor with respect to any relationships or services disclosed in the statement that may impact the independent auditor’s objectivity and independence. The Committee shall take appropriate action to oversee the independence of the independent auditor and take appropriate action in response to the statement of the independent auditor to satisfy itself of the independent auditor’s independence and objectivity.

5.	On an annual basis, the Committee shall obtain and review a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review or peer review of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor and any steps taken to deal with any such issues.

6.	At least annually, the Committee shall consult with the independent auditor out of the presence of management about the adequacy, quality and integrity of the internal control over financial reporting and the fair presentation and accuracy of the Company’s financial statements.

7.	Review and discuss with management, the independent auditor and the internal auditor, if any: (i) any significant findings during the year, including the status of previous audit recommendations; (ii) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise) or any other audit problems or difficulties encountered in the course of audit work; (iii) any restrictions on the scope of activities or access to required information; (iv) any changes required in the scope of the audit plan; (v) the audit budget and staffing; and (vi) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

8.	Review and resolve any disagreements between management and the independent auditor concerning financial reporting, or relating to any audit report or other audit, review or attest services provided by the independent auditor.

B. Oversee Internal Audit, Internal Controls and Risk Management

1.	Review and discuss with management, the independent auditor and the internal auditor, if any: (i) the adequacy of the Company’s internal and disclosure controls and procedures, (including computerized information system disclosure controls and security), including whether such controls and procedures are designed to provide reasonable assurance that transactions entered into by the Company are properly authorized, assets are safeguarded from unauthorized or improper use, and transactions by the Company are properly recorded and reported; (ii) any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and (iv) related findings and recommendations of management together with the independent auditor’s attestation report;

2.	Review and discuss with management and the independent auditor any significant risks or exposures and assess the steps management has taken to minimize such risks; and discuss with management and the independent auditor, and oversee the Company’s underlying policies with respect to, risk assessment and risk management;

3.	Establish and oversee procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

4.	Review with the person assigned the responsibility for the internal auditing function, if any, the budget, plan, and changes in plan, activities, organization structure, responsibilities, staffing, and qualifications of the personnel performing the internal audit function, as needed; and

5.	Receive regular reports from the internal auditor, if any, and consult with management about any changes with such personnel and their performance evaluations and compensation.

C. Oversee Financial Reporting

1.	Review and discuss with management and the independent auditor: (i) all critical accounting policies and practices used by the Company; (ii) any significant changes in Company accounting policies; (iii) any material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use alternative treatments and the treatment preferred by the accounting firm; and (iv) any accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports;

2.	Inquire as to the independent auditor’s view of the accounting treatment related to significant new transactions or other significant impact on the Company’s financial reports;

3.	Prior to releasing the year-end earnings, the Committee shall review and discuss the results of the audit with the independent auditor. The Committee shall review and discuss with the independent auditor the matters required to be discussed with the independent auditor by: (i) Statement of Auditing Standards No. 61, including the auditor’s responsibility under generally accepted auditing standards, the significant accounting policies used by the Company, accounting estimates used by the Company and the process used by management in formulating them, any consultation with other accountants and any major issues discussed with management prior to its retention; (ii) Statement of Auditing Standards No. 90, including whether Company accounting principles as applied are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether or not those principles reflect common or minority practices; and (iii) Statement of Auditing Standards No. 100, including the review of the interim financial information of the Company and any material modifications that need to be made to the interim financial information for it to conform with GAAP;

4.	Review and discuss with management and the independent auditor any material financial or non-financial arrangements that do not appear on the financial statements of the Company, including any “off-balance sheet arrangements,” as such term is defined in Item 303 of Regulation S-K promulgated by the SEC, and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements;

5.	Review and discuss with the independent auditor: (i) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and (ii) any “management” or “internal control” letter issues, or proposed to be issued, by the independent auditors to the Company or any other material written communications between the accounting firm and management, such as any management letter or schedule of “unadjusted differences;”

6.	Review the Company’s financial statements, including: (i) prior to public release, review and, as necessary, discuss with management and the independent auditor the Company’s annual and quarterly financial statements to be filed with the SEC (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any certifications regarding the financial statements or the Company’s internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company’s senior executive and financial officers); and (ii) with respect to the independent auditor’s annual audit report and certification, before release of the annual audited financial statements, meet with the independent auditor without any management member present to discuss the adequacy of the Company’s system of internal accounting and financial controls, the appropriateness of the accounting principles used to and judgments made in the preparation of the Company’s audited financial statements, and the quality of the Company’s financial reports; (iii) meet separately and periodically with management, internal auditors (or other personnel responsible for the internal audit function) and the independent auditor; (iv) recommend to the Board whether to include the audited annual financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC; and (v) prior to submission to any governmental authority of any financial statements of the Company that differ from the financial statements filed by the Company with the SEC, reviewing such financial statements and any report, certification or opinion thereon provided by the independent auditor;

7.	In accordance with Section 404 of the Sarbanes-Oxley Act, as applicable, at least annually, review a report by the independent auditor describing; (i) the firm’s internal control procedures; (ii) to the extent required and in accordance with applicable rules and regulations, any material issues raised by the most recent internal control review of the firm, or by any review, inquiry or investigation by governmental or professional authorities (including the Public Company Accounting Oversight Board), within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company (to be set out in a formal written statement); and

8.	Review periodically: (i) legal and regulatory matters that may have a material impact on the Company’s financial statement; and (ii) the scope and effectiveness of compliance policies and programs. On at least an annual basis, the Committee shall review with the Company’s outside legal counsel (i) any legal matters that could have a significant impact on the organization’s financial statements or reporting, (ii) disclosure controls and procedures and their interface with internal control over financial reporting, (iii) disclosure policy and practices, (iv) the Company’s compliance with applicable laws and regulations and internal controls designed to ensure such compliance, and (v) inquiries received from regulatory or governmental agencies.

D. Report and Evaluate

1.	Oversee the preparation and approve all reports required by the SEC, including the report for inclusion in the Company’s annual proxy statement, if any, stating whether the Committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditors the matters required to be discussed by SAS Nos. 61 and 90; (iii) has received the written disclosure and letter from the independent auditors (describing their relationships with the Company) and has discussed with them their independence; and (iv) based on the review and discussions referred to above, has recommended to the Board that the audited financials be included in the Company’s Annual Report on Form 10-K for filing with the SEC;

2.	Review and reassess the adequacy of this Charter annually, and recommend to the Board amendments as the Committee deems appropriate;

3.	Report regularly to the Board on Committee findings and recommendations (including on any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function) and any other matters the Committee deems appropriate or the Board requests; and

4.	Maintain minutes or other records of Committee meetings and activities.

5.	Unless a Committee member has knowledge that makes reliance unwarranted, each Committee member, in discharging his or her duties to the Company, may rely on information, opinions, reports, or statements, any of which may be written or oral, formal or informal, including financial statements, valuation reports, and other financial data, if prepared or presented by: (i) one or more officers or employees of the Company whom the Committee member believes in his or her reasonable business judgment and good faith to be reliable and competent in the matters presented; (ii) compensation consultants, legal counsel, or other persons as to matters which the Committee member believes in his or her reasonable business judgment and good faith to be within the professional or expert competence of such person; or (iii) another committee of the Board of which such Committee member is not a member if the Committee member believes in his or her reasonable business judgment and good faith that such committee merits confidence.

V.	ANNUAL EVALUATION OF PERFORMANCE

At least annually, the Committee shall conduct an evaluation of its performance under this Charter. The Committee shall report its conclusions regarding this evaluation to the Board. The Committee’s report should generally include an assessment of its compliance with this Charter, as well as identification of areas in which the Committee could improve its performance.

VI.	PUBLICATION OF CHARTER

This Charter shall be posted on the Company’s website as required by any applicable law, regulation or stock exchange listing standards.

#                    #                     #

APPENDIX B

FCSTONE GROUP, INC.

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS

(Adopted November 9, 2006)

I.	COMMITTEE PURPOSE

The primary purpose of the Nominating and Corporate Governance Committee (the “Committee”) is (1) to identify individuals qualified to become members of the Board of Directors (the “Board”) of FCStone Group, Inc. (the “Company”), consistent with criteria approved by the Board and to recommend to the Board proposed nominees for Board membership and election at each annual meeting of shareholders held after the Company’s 2007 fiscal year; (2) to recommend to the Board directors to serve on each standing committee of the Board; (3) to lead the Board in its annual review of the Board’s performance; (4) to develop and recommend to the Board a set of Corporate Governance Guidelines; and (5) in general to take a leadership role in shaping the corporate governance of the Company.

II.	PRINCIPAL COMMITTEE RESPONSIBILITIES AND DUTIES

To fulfill its purpose, the responsibilities and duties of the Committee are as follows:

1.	Evaluate, in consultation with the Chairman of the Board and Chief Executive Officer, the current composition, size, role and functions of the Board and its committees to oversee successfully the business and affairs of the Company in a manner consistent with the Company’s Corporate Governance Guidelines, and make recommendations to the Board for approval.

2.	Determine, in consultation with the Chairman of the Board and Chief Executive Officer, director selection criteria consistent with the Company’s Corporate Governance Guidelines, and conduct searches for prospective directors whose skills and attributes reflect these criteria.

3.	Assist in identifying, interviewing and recruiting candidates for the Board.

4.	Evaluate, in consultation with the Chairman of the Board and Chief Executive Officer, nominees for election to the Board, and recommend nominees for election to the Board or to fill vacancies on the Board.

5.	Before recommending an incumbent, replacement or additional director, review his or her qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors.

6.	Evaluate, in consultation with the Chairman of the Board and Chief Executive Officer, and make recommendations to the Board concerning the appointment of directors to Board committees and the selection of Board committee chairs consistent with the Company’s Corporate Governance Guidelines.

7.	Evaluate and make recommendations to the Board regarding director retirements, director renominations and directors’ changes in circumstances in accordance with the Company’s Corporate Governance Guidelines.

8.	Review and make recommendations to the Board regarding policies relating to directors’ compensation, consistent with the Company’s Corporate Governance Guidelines.

9.	As set forth herein, monitor compliance with, and at least annually evaluate and make recommendations to the Board regarding, the Company’s Corporate Governance Guidelines and overall corporate governance of the Company.

10.	Assist the Board and the Company’s officers in ensuring compliance with an implementation of the Company’s Corporate Governance Guidelines.

11.	Regularly review and make recommendations about changes to the charters of other Board committees after consultation with the respective committee chairs.

12.	Determine the methods and execution of the annual evaluations of the Board’s, each Board committee’s, and each director’s effectiveness and support the annual performance evaluation process.

13.	Oversee the Company’s director orientation and education programs.

14.	Annually evaluate and make recommendations to the Board regarding the Committee’s performance and adequacy of its Charter.

15.	Performs any other activities consistent with this Charter, the Company’s certificate of incorporation and bylaws, each as amended from time to time, and any governing law, as the Board considers appropriate and delegates to the Committee.

III.	COMMITTEE COMPOSITION

The Committee will be comprised of at least three members. After the initial members of the Committee are appointed, members shall be appointed by the Board based on nominations by the Committee. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine. All members of the Committee must satisfy, at a minimum, the independence requirements of the listing standards of any stock exchange on which the Company’s stock may be traded (or if the Company’s stock is not traded on any exchange, in accordance with the listing standards of the Nasdaq Global Market) and the other director qualification standards set forth in the Company’s Corporate Governance Guidelines.

IV.	COMMITTEE MEETINGS

The Committee will meet as required to fulfill its responsibilities set forth in this Charter. The Board shall designate one member of the Committee as its chairman. The chairman or his or her designee shall preside over all meetings of the Committee. The Committee shall meet at least once each year and at such other times as the chairman deems appropriate or as required by law or applicable rules and regulations. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. The Committee may meet in person or telephonically and actions may be taken by unanimous written consent. The Committee shall establish its own rules of procedure, which shall be consistent with the bylaws of the Company and this Charter. The chairman or a majority of the members of the Committee may call a special meeting of the Committee. The Committee may invite such members of management to its meetings as it deems appropriate, consistent with the maintenance of the confidentiality of its discussions.

V.	APPOINTMENT AND REMOVAL

Members of the Committee shall be appointed by the Board at its annual meeting and shall generally serve until their successors shall be duly appointed and qualified. The Committee shall recommend, and the Board shall designate, one member of the Committee as chairman. The members shall serve until their failure to qualify, resignation, or retirement, their removal by the Board or until their successors shall be duly appointed and qualified.

No member of the Committee shall be removed except by a majority vote of the independent directors, as determined in accordance with the listing standards of the Nasdaq Global Market and the other director qualification standards set forth in the Company’s Corporate Governance Guidelines, then in office. A member of the Committee shall be deemed to have resigned from the Committee at such time that the member shall have been removed from the Board pursuant to the bylaws of the Company or such member has resigned or otherwise terminated his or her membership of the Board. A member of the Committee shall also be deemed to have resigned from the Committee at such time that a majority of the independent members of the Board, as determined in accordance with the listing standards of any stock exchange on which the Company’s stock may be traded (or if the Company’s stock is not traded on any exchange, in accordance with the listing standards of the Nasdaq Global Market) and the other director qualification standards set forth in the Company’s Corporate Governance Guidelines, have determined that such member of the Committee is no longer an independent director of the Board.

VI.	SUBCOMMITTEES

As permitted by law or the listing standards, the Committee may delegate its duties and authority to a subcommittee of fully independent directors.

VII.	DIRECTOR QUALIFICATIONS

In selecting nominees for the Board, the Committee shall take into account the qualifications set forth in the Company’s Corporate Governance Guidelines.

VIII.	RESOURCES AND AUTHORITY OF THE COMMITTEE

The Committee shall have authority to retain such consultants, outside counsel and other advisors as the Committee may deem appropriate in its sole discretion without seeking the approval of the Board or management. The Committee shall have sole authority to approve related fees and retention terms associated with the retention of any such firm or individual, which fees shall be paid by the Company. In determining whether to select, retain or terminate a provider of such services, the Committee may, in its discretion, obtain the input of senior management.

IX.	RELIANCE ON OTHERS

Unless a Committee member has knowledge that makes reliance unwarranted, each Committee member, in discharging his or her duties to the Company, may rely on information, opinions, reports, or statements, any of which may be written or oral, formal or informal, including financial statements, valuation reports, and other financial data, if prepared or presented by: (a) one or more officers or employees of the Company whom the Committee member believes in his or her reasonable business judgment and good faith to be reliable and competent in the matters presented; (b) compensation consultants, legal counsel, or other persons as to matters which the Committee member believes in his or her reasonable business judgment and good faith to be within the professional or expert competence of such person; or (c) another committee of the Board of which such Committee member is not a member if the Committee member believes in his or her reasonable business judgment and good faith that such Committee merits confidence.

X.	CORPORATE GOVERNANCE OVERSIGHT

1. Corporate Governance Guidelines. The Committee shall develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company (unless the Board has already adopted a set of Corporate Governance Guidelines). The Committee shall: (a) review and reassess the adequacy of such Corporate Governance Guidelines annually, recommending to the Board any changes deemed appropriate; and (b) generally advise the full Board on corporate governance matters.

2. Policies/Guidelines. The Committee shall have responsibility for interpretation and enforcement of, monitoring and reviewing compliance with, making recommendations to the Board with respect to changes, alterations and modifications of, and making recommendations to the Board with respect to Corporate Governance Guidelines and other policies, codes and guidelines of the Corporation, as the Committee or the Board deems necessary or desirable.

XI.	ADEQUACY OF CHARTER

The Committee shall review and reassess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval. This Charter will be made available at the Company’s website (www.fcstone.com).

XII.	MINUTES; REPORTS TO BOARD OF DIRECTORS

The Committee shall keep correct and complete minutes of its proceedings and the names and places of residence of its members.

Following each of its meeting, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting.

XIII.	ANNUAL EVALUATION OF PERFORMANCE

At least annually, the Committee shall conduct an evaluation of its performance under this Charter. The Committee shall report its conclusions regarding this evaluation to the Board. The Committee’s report should generally include an assessment of its compliance with this Charter, as well as identification of areas in which the Committee could improve its performance.

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P R O X Y

ANNUAL MEETING OF THE STOCKHOLDERS

OF

FCSTONE GROUP, INC.

January 11, 2007

The undersigned hereby appoints Bruce Krehbiel, Paul “Pete” Anderson, Robert V. Johnson, and David A. Bolte, and each of them, jointly and severally, the agents and proxies of the undersigned, each with full power of substitution, to attend the annual meeting of the stockholders of FCStone Group, Inc. to be held in our company’s offices located at 2829 Westown Parkway, Suite 100, West Des Moines, Iowa, on Thursday, January 11, 2007, commencing at 8:00 a.m., local time, and any adjournment thereof, and to vote all of the stock of our company, standing in the name of the undersigned on its books as of the close of business on December 8, 2006, and which the undersigned would be entitled to vote, if present, with the same force and effect as if voted by the undersigned and especially to vote said stock with respect to the following matters:

1. Election of four Class I directors to hold office for a term expiring at the annual meeting of stockholders held after the end of our 2009 fiscal year and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal.

(INSTRUCTIONS: To vote FOR, or to WITHHOLD AUTHORITY to vote for (i.e., AGAINST) any individual nominee named below, mark the appropriate box next to each such nominee’s name. Please mark only one box next to each such name.)

FOR the nominee	WITHHOLD AUTHORITY to vote for the nominee

☐	☐	Paul G. (Pete) Anderson

☐	☐	Kenneth Hahn

☐	☐	Dave Reinders

☐	☐	Rolland Svoboda

2. Proposal to ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for our 2007 fiscal year.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. Such other matters, related to the foregoing or otherwise, as properly may come before the annual meeting or any adjournment thereof (our board of directors has advised that at present it knows of no other business to be presented by or on behalf of our company or its management at the annual meeting).

☐	GRANT	☐	WITHHOLD

The undersigned hereby acknowledges receipt of the notice of annual meeting and proxy statement, dated December 8, 2006, and hereby revokes all proxies heretofore given with respect to the matters being considered and voted upon at the annual meeting.

Dated: , 200

No. of common shares of all classes and series:

(Sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.)

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the election of the four persons listed above as Class I directors and FOR the ratification and approval of the selection of KPMG LLP as our independent registered public accounting firm. Our board of directors recommends approval of all such proposals. In their discretion, the appointed proxies and agents are authorized to vote upon such other business as may properly be presented at the annual meeting unless such authority specifically is withheld above. This proxy is solicited on behalf of our board of directors and may be revoked prior to its exercise.

NOTE: PLEASE DATE, SIGN, AND RETURN THIS PROXY TO OUR COMPANY’S GENERAL COUNSEL, DAVID BOLTE, BY THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE.

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